Contract No. 129044
                                                         Client No. HK29487


                            REUTERS SERVICES CONTRACT

     (1) We, Reuters Hong Kong Limited located at 10th Floor, Cityplaza 3, 14 Taikoo Wan Road, Quarry Bay, Hong Kong, and


     (2) You  MOMENTUM INTERNET INCORPORATED.................................
   located at 12a, First Pacific Bank Centre, 56 Gloucester Road, Wanchai, Hong Kong.

agree:

GLOSSARY
--------

All defined terms in this Contract are in italics for your convenience. The terms used in the Contract are defined below:

Agreement - this Contract, the Reuters Business Principles, any applicable Order
  Form and any other schedules or declarations referred to in these documents.

Agreed Level - the percentage change in the most recently published consumer price index issued by the Hong Kong Census and Statistics Department compared with that index published 12 months earlier.

Charges - the Service Fees and any related charges specified in clause 3. 1.

Contract - this document as amended or supplemented by us from time to time.

Information - the information (in whatever form including images, still and moving, and sound recordings) contained in the Services.

Information Provider - a client of ours or other third party including any stock, futures or commodities exchange whose Information is contained in the Services.

Maintenance - a sub-set of Support which includes the use of reasonable efforts by us or our nominee to maintain the Materials in good operating condition and/or to restore the Service by repairing, correcting or replacing the Materials.

Materials - hardware and/or Software and related documentation supplied by the Reuters Group.

Order Form - our standard form (whether in written or electronic form) listing the Services ordered by you and accepted by us.

Recipient Location - any of your offices, other than the Site, or any of the offices of any Subsidiary of yours.

Reference Date - the date on which we make the first Service available to you under the Agreement. If you are an existing client of ours at the date of the Contract you will not have or need a Reference Date.

Reuters Business  Information  Products - Reuters  Business  Briefing  Products,
  Reuters Insurance Briefing, Reuters Business Alert and any other product which we notify you is a Reuters Business Information Product.

Reuters  Business   Principles  -  the  document  called  the  Reuters  Business
  Principles as amended or supplemented by us from time to time.

Reuters Group - Reuters Group PLC and its Subsidiaries.

Reuters  News  Bulletins  Products - the  bulletin  and/or  newsletter  of China
  Securities, Finance and Bullion, General Metals, Gold, New York Stocks, Shipping, Sugar, U.S. Commodity Futures and any other product which we notify you is a Reuters News Bulletin Product.

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Reuters Stock Market  Channel  Products - Reuters Stock Market PRO and any other product which we notify you is a Reuters Stock Market Channel Product.

Service/Services - the service(s) supplied by us under the Agreement, which include(s) the provision of Information and/or Materials and Support.

Service Fees - the fees charged by us for the supply of the Services as specified in the relevant Order Form(s) and/or related schedules, including fees for specialist data Services.

Site - any location of yours to which the Services are supplied directly by us, as specified in any Order Form.

Software - software or any part of it and related documentation, whether it is an ancillary part of a Service and enables such Service to be used, or whether the rental of such software itself constitutes the Service.
  Software also includes upgrades and enhancements.

Subsidiary - a company in which another company owns directly or indirectly more than 50% of the issued share capital and over which it exercises effective control.

Support - Maintenance and other support provided by us or our nominee as specified in the Support section of the Reuters Business Principles.

1. SCOPE OF THE AGREEMENT

We will supply the Services to you at the Site and you will pay the Charges and use the Services in accordance with the Agreement.

2. COMMENCEMENT AND DURATION

2.1 The Agreement will take effect from the date of signature of the Contract by both you and us and will continue for as long as you receive Services.

2.2 Subject to clauses 2.3 and 2.4 either of us may cancel any Service or any access to a Service by giving prior written notice to the other of not less than:

     (a) 3 months in the case of Reuters Business Information Products, Reuters News Bulletins Products and Reuters Stock Market Channel Products;

     (b) 6 months in the case of other Services when indicated in the Order Form; and

     (c) 12 months in the case of all other Services.

2.3 Any cancellation following a notice given under.

     (a) clause 2.2(a) or (b) cannot take effect earlier than the first anniversary of the Reference Date; or

     (b) clause 2.2(c) cannot take effect earlier than the second anniversary of the Reference Date.

2.4 Where any Service consists of the rental of certain Materials, any cancellation following the notice referred to in clause 2.2 cannot take effect earlier than the end of the period specified in the Order Form which period begins from the date of installation of such Materials.

2.5 In addition, we may give you increased cancellation flexibility in the Reuters Business Principles in respect of certain Services.

3.  CHARGES

3.1 You will pay the Service Fees and the following related charges (where applicable):

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     (a) installation, relocation and removal charges;

     (b) charges for certain items of Support;

     (c) charges for communications facilities;

     (d) charges for Information, Software and/or other services provided by certain Information Providers and other third parties; and

     (e) all applicable taxes and duties (including withholding tax but excluding income taxes imposed on the income of the Reuters Group) payable in respect of the Services, so that after payment of such taxes and duties the amount received by us is not less than the Service Fees.

3.2 We will endeavour to provide reasonable notice of any change to such related charges, but you agree that they may change without notice if a change is imposed on us by any third party.

3.3 The Service Fees for each Service are payable from the date that Service is first made available to you. We will invoice you for the Charges. You will pay the

Charges in full within the time specified on the invoice. Unless otherwise specified in the Order Form, Charges are payable quarterly in advance.

3.4

     (a) We may adjust or change the basis of calculation of the Service Fees for each Service on not less than 3 months' prior notice.

     (b) You may cancel any Service whose aggregate Service Fees taken over the 12 months preceding the date of our notice referred to in clause 3.4(a) are to be increased by a percentage above the Agreed Level.

     (c) If you choose to exercise the above right to cancel, you must give us written notice within 30 days of the date of our notice referred to in clause 3.4(a) and the relevant Service will he cancelled from the date on which the Service Fees would have increased.

3.5 As a condition to your receipt of the Services we may require a security deposit or irrevocable bank guarantee from you. We may use the security deposit or invoke the bank guarantee to recover any overdue Charges and/or any liquidated damages payable under clause 4.7.

4.  TERMINATION

4.1 Either of us may terminate the Agreement in whole or in part by written notice if the other is in breach of any of its material obligations under the Agreement and fails to remedy such breach (if capable of remedy) within, in the case of a breach by you of your obligations under paragraph 4.2 of the Reuters Business Principles, 72 hours and, in the case of any other breach by either of us, 30 days of written request.

4.2 Either of us may terminate the Agreement immediately and without notice if.

     (a) the other enters into a composition with its creditors;

     (b) an order is made for the winding up of the other;

     (c) an effective resolution is passed for the winding up of the other (other than for the purposes of amalgamation or reconstruction on terms approved by the first party (such approval not to be unreasonably withheld)); or

     (d)  the  other  has  a  receiver,  manager,   administrative  receiver  or
administrator appointed in respect of it.

4.3 In addition to the above, if you materially breach the Agreement, we may immediately suspend the Services in whole or in part without penalty until the breach is remedied.

 4.4We may cancel a Service or a part of a Service, as the case may be, by written notice if the provision of all or part of that Service:

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     (a)  depends on an  agreement  between a Reuters  Group  member and a third party, and that agreement is modified or terminated for any reason or breached by the third party and as a result we arc unable to continue to provide all or part of that Service upon terms reasonably acceptable to us; or

     (b) becomes illegal or contrary to any rule, regulation, guideline or request of any exchange or regulatory authority.

4.5 We may, on 6 months' written notice, cease providing a Service if we withdraw it from the country where the Site is located.

4.6 If clause 3.4(c), 4.4 , 4.5 or 8.4(b) applies, our only obligation to you will be to refund the part of the Service Fees paid in advance for the cancelled part of the Service.

4.7 If.

     (a) you cancel any Service or any access to a Service other than when permitted by the Agreement; or

     (b) you are in breach of any payment obligation under the Agreement entitling us to terminate the Agreement, we will be entitled to recover from you as liquidated damages an amount equal to 75% of the relevant Service Fees which would have been payable until the end of the applicable notice period in clause
2. We both agree that this constitutes a realistic pre-estimate of our loss and is not intended to be a penalty.

4.8 Upon expiration or termination of the Agreement in whole or in part, unless otherwise specifically agreed between you and us, you must delete any Software and Information contained in the terminated Services, and, if requested by us, certify the deletion in writing.

4.9 The following will continue to apply after termination of the Agreement:

     (a) all disclaimers, indemnities and restrictions relating to the Services;

     (b) our rights of access to the Site or Recipient Locations to remove the Materials and to confirm deletion of any Software and Information; and

     (c) the confidentiality undertaking in clause 6.

5.     LIABILITY

5.1 Although we will use all reasonable endeavours to ensure the accuracy and reliability of the Services, neither we nor any other member of the Reuters Group, nor any Information Provider, nor any third party supplier will be liable for any loss or damage in connection with the provision of or failure to provide the Services except as set out in clause 5.2.

5.2 The Reuters Group accepts liability only for

     (a) death or personal injury caused by our negligence;

     (b) physical loss or damage to the Site caused by our negligence; and

     (c) any other direct loss or damage caused by our gross negligence or willful misconduct.

5.3 EXCEPT AS EXPRESSLY STATED IN THE AGREEMENT, ALL EXPRESS OR IMPLIED CONDITIONS, WARRANTIES OR UNDERTAKINGS, WHETHER ORAL OR IN WRITING, IN LAW OR IN FACT, INCLUDING WARRANTIES AS TO SATISFACTORY QUALITY AND FITNESS FOR A PARTICULAR PURPOSE. ARE EXCLUDED.

5.4 Neither we nor any member of the Reuters Group, nor any Information Provider, nor any other third party supplier will be liable to you or to any third party for any indirect, special or consequential loss or damage arising out of the Agreement or the Services.

5.5 You will indemnify us for any loss or damage caused to the Materials, except to the extent such loss, damage or cost is caused by our negligence or willful misconduct.

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5.6 You will  indemnify us against any loss,  damage or cost in connection  with any claim or action which may be brought by any third party against us relating to any use of or access to the Information contributed by you to the Services.

5.7 You will indemnify us for any loss or damage or cost in connection with a claim or action resulting from:

     a) any failure to supply Access Declarations (as defined in the Reuters Business Principles),

     b) any inaccurate Access Declaration (as defined in the Reuters Business Principles).

     c) you permitting access or redistributing Information inside or outside the Site (including, without limitation, over the public internet and/or your intranets) beyond the rights which we have specifically granted to you in the Reuters Business Principles.

5.8 To the extent permitted by law and except for clause 5.2(a), under no circumstances will our liability under the Agreement exceed 1 year's Service Fees, regardless of the cause or form of action.

5.9 You agree that this clause 5 is enforceable by and to the benefit of members of the Reuters Group, Information Providers and other third party suppliers.

CONFIDENTIALITY

6.1 Each of us acknowledges that information of a confidential nature relating to the business of the other may be disclosed to it or otherwise come to its attention. Each of us undertakes to hold such information in confidence and not, without the consent of the other, disclose it to any third party nor to use it for any purpose other than in the performance of the Agreement.

6.2 This obligation of confidentiality will not apply to information that is generally available to the public through no act or omission of the receiving party, or becomes known to the receiving party through a third party with no obligation of confidentiality, or is required to be disclosed by law, court order or request by any government or regulatory authority.

6.3 This undertaking will be binding for as long as such information retains commercial value.

6.4 No public announcement, press release, communication or circular (other than to the extent required by law or regulation) concerning the Agreement will be made or sent by either of us without the prior consent of the other. This consent will not be unreasonably withheld.

7. GENERAL

7.1

     (a) All notices under the Contract will be sent by registered mail or by fax or delivered in person:

     (i) from us to you at the Site;

     (ii) from you to us at the address stated in the most recent Order Form.

     (b) Notices will be deemed to be received 3 business days after being sent or on proof of delivery, if earlier.

7.2 Neither of us may assign any right or obligation of the Agreement or any part of it without the prior written consent of the other. This consent may not be unreasonably withheld. However, you agree that we may assign any of our rights or obligations to a member of the Reuters Group.

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7.3 The Agreement is governed by the laws of Hong Kong. Both of us submit to the non-exclusive jurisdiction of the Hong Kong Courts.

7.4 If any part of the Agreement that is not fundamental is found to be illegal or unenforceable, this will not affect the validity and enforceability of the remainder of the Agreement.

7.5 If either of us delays or fails to exercise any right or remedy under the Agreement, that party will not have waived that right or remedy.

7.6 Neither of us will be held liable for any loss or failure to perform an obligation due to circumstances beyond its reasonable control. Should such circumstances continue for more than 3 months, either of us may cancel any affected Service immediately on notice.

7.7 You agree that we, certain Information Providers and our agents will be entitled to have access to the Site and Recipient Locations at any time during business hours to verify your compliance with the Agreement. During the verification, we and our agents will comply with your reasonable requirements relating to security and confidentiality.

7.8 If there is any conflict between the terms of the Contract and the terms of the Reuters Business Principles. the terms of the Contract will prevail.

8. ENTIRE AGREEMENT

8.1 You acknowledge that:

     (a) you have been provided with a copy of the Reuters Business Principles;

     (b) you have read the Reuters Business Principles and agree with its contents; and

     (c) the Reuters Business Principles and any Order Form are an integral part of the Agreement.

8.2 The Agreement replaces any previous agreement between us in respect of the Services and applies to any Services already supplied by us to you.

8.3 The Agreement contains our and your entire understanding regarding the Services. In entering into the Agreement, you have not relied on any warranty or representation (except in the case of fraud) made by us other than those mentioned in the Agreement.

8.4 (a) In order to take account of new policies, we may amend the Reuters Business Principles at any time by giving you 3 months' notice.

     (b) If you can show that any amendment will result in an increase in your costs of receiving the Services in excess of the Agreed Level or in a material reduction of your rights to use the information, you may cancel the Service affected.

     (c) If you choose to exercise the above right to cancel you must give us written notice within 60 days of the date of our notice referred to in clause 8.4(a) and the Service will be cancelled from the date on which the amended Reuters Business Principles come into effect.

     (d) In the case of a new Service requiring specific provisions. we will notify you of the necessary amendments to the Reuters Business Principles, which will take effect immediately to the extent that they apply only to the new Service.

     (e) As an exception to clause 7.1(a), we may send you our notices referred to in clauses 8.4(a) and (d) electronically.

8.5 Except as set out in clause 8.4, the Agreement may only be varied by an amendment signed by both of us.

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For and on behalf of               For and on behalf of
REUTERS HONG KONG LIMITED          MOMENTUM INTERNET INCORPORATED

Signed  /s/ Harry Hg               Signed  /s/ Anthony Tobin
Name   Harry Hg                    Name      Anthony Tobin

Position Business Administration   Position  Director
         Manager

Date     5 July 1999                Date June 30, 1999